Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282951 on Form S-8 of our report dated June 24, 2026, relating to the financial statements and supplemental schedule of Everus 401(k) Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 24, 2026